EXHIBIT 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
ImmunityBio, Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)
Equity	Warrants	Rule 457(o)	(1)	(1)	(1)
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$18,400,000	$110.20 per $1,000,000	$2,027.68
Total Offering Amounts					$18,400,000		$2,027.68
Total Fees Paid Previously							—
Total Fee Offsets							—
Net Fee Due							$2,027.68
_______________
(1)The Registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.0001 per share, and warrants to purchase shares of common stock, having a proposed maximum aggregate offering price of $500,000,000 pursuant to Registration Statement on Form S-3ASR (File No. 333-255699) which was filed on April 30, 2021 and became automatically effective (the “Original Registration Statement”). The Registrant also filed Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-255699) (the “Prior Registration Statement”), which was filed on May 16, 2022 and declared effective by the Securities and Exchange Commission on May 18, 2022. As of the date hereof, a balance of $92,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $18,400,000 of its shares of common stock, warrants to purchase shares of common stock and the shares of common stock issuable upon the exercise of such warrants. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.